UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.
ARISTOTLE FUNDS SERIES TRUST

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐    Fee paid previously with preliminary materials:

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

MUTUAL FUND PROXY FACT SHEET FOR:
EQ Fund Solutions ARISTOTLE FUNDS
SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	JULY 17, 2023	OFFICES OF MUTUAL FUND ADMINISTRATION, LLC 2220 E. ROUTE 66 SUITE 226 GLENDORA, CALIFORNIA 91740
Mail Date	AUGUST 24, 2023
Meeting Date	OCTOBER 6, 2023 @ 10:00 AM (PT)
ADDITIONAL INFORMATION		CONTACT INFORMATION
Tickers	SEE PAGE 4	Inbound Line	1-800-820-2416
CUSIPs	SEE PAGE 4	Website	https://www.aristotlefunds.com/

What are Shareholders being asked to vote on?
1.To Approve the Agreement and Plan of Reorganization;
BOARD OF TRUSTEES RECOMMENDATION – “FOR”
for the complete wording of the proposal for each fund, see the table on page 5 of the fact sheet

Investment Manager Series Trust - IMST	Aristotle Funds Series Trust – Aristotle Funds Trust
Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund
Aristotle International Equity Fund
Aristotle Core Equity Fund
and
Aristotle Small Cap Equity Fund
Each a series of Investment Managers Series Trust (“IMST”)
and
each an “Acquired Fund” and together, the “Acquired Funds”

Aristotle Value Equity Fund II
Aristotle/Saul Global Equity Fund II
Aristotle International Equity Fund II
Aristotle Core Equity Fund II
and
Aristotle Small Cap Equity Fund II
Each a series of Aristotle Funds Series Trust (“Aristotle Funds Trust”)
and
each an “Acquiring Fund” and together, the “Acquiring Funds” *
*Immediately after the closing of the applicable Reorganization, the names of the Acquiring Funds will be changed to remove the “II”.

PROPOSAL 1: To Approve the Agreement and Plan of Reorganization;
What are shareholders being asked to approve?
Shareholders of each Acquired Fund are being asked to approve an Agreement and Plan of Reorganization (the “Reorganization”) relating to the proposed reorganization of their Acquired Fund, each a series of IMST, with and into a corresponding series of an Acquiring Fund of Aristotle Funds Trust.

For Internal Distribution Only

Why are the Reorganizations being proposed?
In considering the proposed Reorganizations, the IMST Board reviewed, among other things, information provided by Aristotle Investment Services, LLC (“AIS”), a recently organized and registered investment adviser, detailing potential benefits of the Reorganizations to the Acquired Funds and their shareholders.
This information included benefits resulting from making the Acquired Funds and their shareholders part of a proprietary fund platform where there is oversight by a board with responsibility for a smaller number of funds managed by a single investment advisory organization and its affiliates.
How will the Reorganizations affect me as a shareholder?
If the Reorganizations are approved and consummated, Acquired Fund Shareholders will become shareholders of the corresponding Acquiring Fund and will receive shares of the corresponding Acquiring Fund having a total dollar value equal to the total dollar value of the shares such shareholder held in that Acquired Fund immediately prior to the closing of the Reorganization.
If approved, when will the Reorganizations take place?
If approved by the Acquired Fund Shareholders, the Reorganization of each Acquired Fund into the corresponding Acquiring Fund is expected to occur on or about October 23, 2023, or any such other date as the parties may agree.
Are the investment objectives of the Acquired Funds different from the investment objectives of their corresponding Acquiring Funds?
The investment objective of each Acquiring Fund is identical or substantially similar to the investment objective of the corresponding Acquired Fund.
Are the investment strategies of the Acquired Funds different from the investment strategies of their corresponding Acquiring Funds?
Each Acquiring Fund has the same or substantially similar investment strategies as the corresponding Acquired Fund.
Do the principal risks associated with investments in the Acquired Funds differ from the principal risks associated with investments in their corresponding Acquiring Funds?
The Acquired Funds and the Acquiring Funds are subject to substantially similar principal risks.
Will the portfolio managers change in connection with the Reorganizations?
SAME PORTFOLIO MANAGERS
Each Acquired Fund’s investment adviser will serve as sub-adviser to the corresponding Acquiring Fund. Each Acquired Fund's current portfolio managers will serve as the portfolio managers of the corresponding Acquiring Fund.
AIS AS INVESTMENT ADVISER
Currently, Aristotle Capital Management, LLC, in its role as the parent company (“Aristotle Parent Company” or “Aristotle Capital”) of AIS and the investment advisers to the Acquired Funds serves as the investment adviser to Aristotle/Saul Global Equity Fund, Aristotle International Equity Fund and Aristotle Value Equity Fund; Aristotle Capital Boston, LLC (“Aristotle Boston”) serves as the investment adviser to Aristotle Small Cap Equity Fund; and Aristotle Atlantic Partners, LLC (“Aristotle Atlantic”) serves as the investment adviser to Aristotle Core Equity Fund.
AIS serves as investment adviser to each of the Acquiring Funds; Aristotle Capital serves as the sub-adviser to Aristotle/Saul Global Equity Fund II, Aristotle International Equity Fund II and Aristotle Value Equity Fund II; Aristotle Boston serves as the sub-adviser to Aristotle Small Cap Equity Fund II; and Aristotle Atlantic serves as the sub-adviser to Aristotle Core Equity Fund II.

For Internal Distribution Only

How do the fees and expenses of the Acquiring Funds compare to those of their corresponding Acquired Funds?
While the management fees of the Acquiring Funds are higher than the management fees of the Acquired Funds, it is expected that the total annual operating expenses, and the net annual operating expenses after waiver, of each Acquiring Fund will be the same as or lower than the current total annual operating expenses, and the net annual operating expenses after waiver, respectively, of the corresponding Acquired Fund.
What will be the difference in the operations of the Funds under Aristotle Funds Trust (Acquiring Funds) compared to IMST (Acquired Funds)?
IMST operates using a multiple series trust structure, whereby a common board of trustees provides oversight to, and a common set of service providers provide non-investment management services to, a number of different funds managed by a number of different unaffiliated investment managers. The Acquired Funds are only several among other various series of IMST and a number of unaffiliated investment advisers provide investment management services to those various funds.
This structure is in contrast to the Aristotle Funds complex recently organized by Aristotle Capital in its role as the parent company of AIS and the investment advisers to the Acquired Funds, in which Aristotle Parent Company has been able to develop a focused servicing and growth strategy for the Aristotle Funds.
While Aristotle Parent Company believes the IMST Board has served the Acquired Funds and their shareholders well, Aristotle Parent Company has proposed, and the IMST Board has determined, that the Acquired Funds would benefit from being reorganized into the Aristotle Funds complex, whereby the Aristotle Funds Board can focus its attention solely on the Aristotle Funds.
What will happen if the Reorganizations are not approved by shareholders?
The Reorganization of each Acquired Fund into the corresponding Acquiring Fund is not conditioned upon receipt of shareholder approval of, or the consummation of, the Reorganization relating to any other Acquired Fund.
If a Reorganization is not approved by shareholders, the IMST Board will consider what further actions, if any, may be taken with respect to the applicable Acquired Fund, including liquidation of one or more Acquired Funds.
What are the U.S. federal income tax consequences of the Reorganizations?
Each Reorganization generally is not expected to result in the recognition of gain or loss by the applicable Acquired Fund or its shareholders for federal income tax purposes.
Who is paying for expenses related to the Reorganizations?
The costs of the solicitation related to each proposed Reorganization, including any costs directly associated with preparing, filing, printing and distributing to the Acquired Fund Shareholders all materials relating to the Proxy Statement/Prospectus and soliciting and tallying shareholder votes, will be borne by AIS.

For Internal Distribution Only

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.
The Proxy Statement is available online at:
https://vote.proxyonline.com/aristotle/docs/proxy2023.pdf
EQ Fund Solutions is identified in the Proxy Statement as the proxy solicitor for the Funds.

NAME OF FUND	CLASS	TICKER	CUSIP
Aristotle Core Equity Fund	I	ARSLX	46141Q360
Aristotle International Equity Fund	I	ARSFX	46141P297
Aristotle/Saul Global Equity Fund	I	ARSOX	461418287
Aristotle Small Cap Equity Fund	I	ARSBX	46141Q626
Aristotle Value Equity Fund	I	ARSQX	46141Q634

For Internal Distribution Only

THE COMPLETE WORDING OF THE PROPOSAL FOR EACH FUND

For Internal Distribution Only

Aristotle Funds
Level I Call Guide
(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)
I am calling on a recorded line regarding your current investment with the Aristotle Funds. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on October 6, 2023.
Have you received the information?
(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?
(Pause For Response)
(Review Voting Options with Shareholder If Necessary)
If we identify any additional accounts you own with the Aristotle Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?
(Pause For Response)
*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).
For confirmation purposes:
•Please state your full name. (Pause)
•According to our records, you reside in (city, state, zip code). (Pause)
•To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)
Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY Updated 08-23-2023

Aristotle Funds
Answering Machine Script

Hello.

I am calling regarding your investment with the Aristotle Funds.

The Special Meeting of Shareholders is scheduled to take place on October 6, 2023. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-820-2416 toll-free Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.